UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 21, 2017
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to a Service Agreement dated September 21, 2017, commencing March 2, 2018 Mr. Iordanou will transition from Chief Executive Officer of Arch Capital Group Ltd. (“ACGL”) and will remain as a member of ACGL’s Board of Directors and will serve as non-executive Chairman of the Board. Under the agreement, Mr. Iordanou has agreed to provide 50 days of services per year to ACGL, as requested by ACGL’s Chief Executive Officer or the Board of Directors. For his services, Mr. Iordanou will be paid base compensation of $500,000 per year, will be eligible for a bonus with a target of 100% of his base compensation, and will be eligible for other specified benefits as set forth therein. Mr. Iordanou has agreed to noncompetition, nonsolicitation and confidentiality covenants as set forth in the Service Agreement.
The Service Agreement has been included as Exhibit 10.1 hereto, and is incorporated herein by reference. The above description of the Service Agreement is qualified in its entirety by reference to such exhibit.
ITEM 9.01    Financial Statements and Exhibits.
(d):     The following exhibits are being filed herewith.

EXHIBIT NO.	DESCRIPTION
10.1	Service Agreement dated September 21, 2017 between ACGL and Mr. Iordanou.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: September 22, 2017	By:	/s/ Marc Grandisson
		Name:	Marc Grandisson
		Title:	President and Chief Operating Officer

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